UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-5642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

None.

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 10, 2024, Angel Studios, Inc., a Delaware corporation (the “Company”), sold an aggregate of 661,375 shares of its Class C common stock, par value $0.001 per share (the “Class C Common Stock”), pursuant to its continuous offering of Class C Common Stock (the “Offering”) being conducted on a “best efforts” basis under Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being conducted pursuant to the Company’s offering statement on Form 1-A, originally filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2024, as subsequently amended and filed with the SEC on each of August 9, 2024 and August 27, 2024, and as qualified by the SEC on August 29, 2024 (the “Offering Statement”). The price of the Class C Common Stock was $30.24 per share, for gross proceeds of approximately $20,000,000. No selling commissions were paid in connection with the sale of these shares of Class C Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: September 10, 2024	By:	/s/ Patrick Reilly
Patrick Reilly
Chief Financial Officer and Secretary